As filed with the Securities and Exchange Commission on February 26, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

NovoCure Limited
(Exact name of registrant as specified in its charter)

Jersey (State or other jurisdiction of incorporation or organization)	98-1057807 (I.R.S. Employer Identification Number)

NovoCure Limited
No.4 The Forum
Grenville Street
St. Helier, Jersey JE2 4UF
(Address, including zip Code, of Principal Executive Offices)

NovoCure Limited 2024 Omnibus Incentive Plan
(Full title of the plan)

Christoph Brackmann
Chief Financial Officer
NovoCure Limited
c/o Novocure Inc.
1150 Liberty Ridge Drive
Suite 115
Wayne, PA 19087
(212) 767-7530
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to :
Pran Jha
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
(312) 853-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company . See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register an additional 3,704,405 ordinary shares issuable under the NovoCure Limited 2024 Omnibus Incentive Plan (the "2024 Plan"). Registration Statements on Form S-8 (File Nos. 333-209854, 333-217619, 333-224606, 333-232896, 333-236862, 333-253499, 333-262965, 333-269926 and 333-277240) were filed with the Securities and Exchange Commission (the "Commission") by the Registrant on March 1, 2016, May 3, 2017, May 1, 2018, July 30, 2019, March 3, 2020, February 25, 2021, February 24, 2022, February 23, 2023 and February 22, 2024, respectively, as each was amended by Post Effective Amendment No. 1 filed with the Commission on July 25, 2024, covering ordinary shares issuable under the 2024 Plan (as amended, the "Previous Registration Statements"). These additional shares represent ordinary shares under the 2024 Plan and the NovoCure Limited 2015 Omnibus Incentive Plan that will become available for regrant in accordance with the share recycling provisions set forth in the 2024 Plan.

The contents of the Previous Registration Statements are hereby incorporated by reference pursuant to General Instruction E of Form S-8, except for Items 3 and 8 of Part II, which are being updated by this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which previously have been filed with the Commission, are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 26, 2026; and
(b)
The description of ordinary shares set forth in the Registrant’s registration statement on Form 8-A filed on September 23, 2015 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all offerings of securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

In no event, however, will any information that the Registrant discloses under Item 2.02 and Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement.

Item 8. Exhibits.

Exhibit Number		Incorporated by Reference			Filed Herewith
	Exhibit Description	Form	Date	Number
4.1	Memorandum of Association of NovoCure Limited	S-1/A	9/21/2015	3.3
4.2	Amended and Restated Articles of Association of NovoCure Limited	8-K	6/10/2022	3.1
5.1	Opinion of Ogier (Jersey) LLP to the legality of the securities				X
10.1	NovoCure Limited 2024Omnibus Incentive Plan	8-K	6/10/2024	10
23.1	Consent of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, Independent Registered Public Accounting Firm				X
23.2	Consent of Ogier (included in Exhibit 5.1)				X
24.1	Power of Attorney (included in signature page)				X
107	Calculation of Filing Fee Table				X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on February 26, 2026.

NOVOCURE LIMITED

By:	/s/ Christoph Brackmann
Christoph Brackmann
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Christoph Brackmann and Steven Robbins, and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in fact and agent, with full powers to each of them to sign for such persons below, in his or her name and in the capacities indicated below, and any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, with the Commission, and granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of such person below might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

	Signatures	Title	Date
By:	/s/ Frank Leonard	Chief Executive Officer (Principal Executive Officer)	February 26, 2026
Frank Leonard
By:	/s/ Christoph Brackmann	Chief Financial Officer (Principal Financial and Accounting Officer) and Authorized Representative in the United States	February 26, 2026
Christoph Brackmann
By:	/s/ William F. Doyle	Executive Chairman and Director	February 26, 2026
William F. Doyle
By:	/s/ Asaf Danziger	Director	February 26, 2026
Asaf Danziger
By:	/s/ Kinyip Gabriel Leung	Director	February 26, 2026
Kinyip Gabriel Leung
By:	/s/ Jeryl L. Hilleman	Director	February 26, 2026
Jeryl L. Hilleman
By:	/s/ David T. Hung	Director	February 26, 2026
David T. Hung
By:	/s/ Martin J. Madden	Director	February 26, 2026
Martin J. Madden
By:	/s/ Allyson Ocean	Director	February 26, 2026
Allyson Ocean
By:	/s/ Timothy J. Scannell	Director	February 26, 2026
Timothy J. Scannell
By:	/s/ Kristin Stafford	Director	February 26, 2026
Kristin Stafford
By:	/s/ William A. Vernon	Director	February 26, 2026
William A. Vernon
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